Exhibit 10.1

Amendment No. 3 to
Employment Agreement

This Amendment No. 3 shall modify the terms of the Employment Agreement (“Agreement”) dated June 30, 2005 (the “Effective Date”), between Intelligroup, Inc. (the “Company”) and Vikram Gulati (the “Executive”).    Except as expressly set forth below all other terms and conditions in the Agreement remain in full force and effect.

1.     “ Section 2.  Term of the Agreement” of the Agreement is hereby amended by replacing “twenty-four (24) months” with “thrity-six (36) months.”

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of June 8, 2007.

/s/ Vikram Gulati		/s/ Alok Bajpai

Executive - Vikram Gulati		Company

Alok Bajpai_______________________________
Name:
	Title:	CFO and Treasurer